Clarivate to Combine with CPA Global, Creating a World Leader in Intellectual Property Information and Services
•Combination forms a true end-to-end global solution covering the entire innovation and intellectual property lifecycle
•Accretive to Clarivate adjusted diluted earnings in 2021 with opportunities for significant revenue and cost synergies
•Clarivate reaffirms standalone 2020 financial outlook
•Clarivate to host conference call today at 8:00 AM ET to discuss transaction

London, UK, July 29, 2020 – Clarivate Plc (NYSE:CCC), a global leader in providing trusted information and insights to accelerate the pace of innovation, today announced that it has signed a definitive agreement to combine with CPA Global, a global leader in intellectual property (“IP”) software and tech-enabled services. In the all-stock transaction, CPA Global shareholders will receive approximately 218 million Clarivate ordinary shares, representing 35% pro forma fully diluted ownership of Clarivate. Based on the 30-day volume weighted average share price of Clarivate, the implied enterprise value is approximately $6.8 billion, which includes approximately $900 million of the present value of tax assets. The transaction, which is subject to customary closing conditions, including regulatory approvals, is expected to close fourth quarter of 2020.
CPA Global provides IP management and technology solutions to more than 12,000 law firm and corporate customers, providing IP professionals with the information, insights and technology they need to manage the world’s intellectual property. Together, CPA Global and Clarivate will form a true end-to-end solution that covers the entire innovation and IP lifecycle - from scientific and academic research to IP portfolio management and protection. The proposed combination of market-leading intellectual property software, data, technology and services will provide customers with seamless access to richer content and broader capabilities as they execute on their innovation and IP strategies.
Jerre Stead, Executive Chairman and CEO, Clarivate, said: “This is a transformative combination with a strong strategic fit between the two companies. It will create a full-service IP organization which will provide customers with a wide range of products and services to help them make faster and smarter critical decisions. The many strategic and financial benefits are expected to enhance our growth and drive value for shareholders. The two companies share similar core values, along with deep industry, subject matter and technical expertise, that when combined, will strengthen our ability to accelerate the pace of innovation.”
Simon Webster, CEO, CPA Global, said: “Combining CPA Global and Clarivate is a natural next step for both businesses. The fit between our respective product offerings across the innovation and IP lifecycle, the commonality of our vision for the future of the industry, and the alignment of both companies’ cultures and values makes for an extremely exciting future for our customers, employees and shareholders alike.”
Compelling strategic benefits to drive future growth
•Complementary strategic fit to meet the needs of a growing market: The proposed combination will build on complementary product and innovation strengths currently held by the two companies: Geographically, given the strength of CPA Global in Europe and Clarivate in North America and Asia; and in product offerings, resulting from CPA Global strengths in IP software and technology-enabled services and Clarivate strengths in content, trademarks and domains.
•Connects the entire innovation management lifecycle: The intellectual expertise of Clarivate and CPA Global, combined with their leading data and advanced technologies, will enable smarter decision-making and free up critical resources across the innovation lifecycle.

•Opportunities to accelerate revenue growth: The combination of Clarivate and CPA Global will create multiple opportunities for accelerated growth focusing on deeper market penetration. The combined company will be able to provide current and future customers with access to a more comprehensive suite of products and allow it to invest in the customer experience through product development and integration in order to create best-of-breed solutions across the expanded software, data and tech-enabled solution suite.
Financially compelling transaction
•Accretive to Clarivate earnings per share: The transaction is expected to be accretive to Clarivate earnings, with approximately 12% accretion in 2021 and approximately 15% accretion in 2022.
•Attractive CPA Global business model featuring growth and profitability: For the full year 2019, CPA Global generated $564 million of pro forma revenue, with 4% organic growth, 46% pro forma adjusted EBITDA margin1 and $262 million of pro forma adjusted EBITDA1 before the impact of acquisition cost synergies. CPA Global generated strong pro forma free cash flow2 of $208 million in 2019, a conversion of almost 79% of its Adjusted EBITDA1.
•Significant cost and tax savings opportunities: Clarivate expects to achieve cost synergies of approximately $75 million within the first 18 months after the transaction closes, which in addition to anticipated cross selling, is expected to drive Clarivate Adjusted EBITDA growth and expand its Adjusted EBITDA margin into the upper 40% range1. The combined company currently expects to benefit from approximately $90 million in annual cash tax savings from the transaction structure.
•Strong free cash flow generation: The significant cash flow generated will enable Clarivate to quickly reduce its debt, while also continuing to invest in product development and M&A opportunities.

Financing

In connection with the transaction, Clarivate intends to refinance CPA Global’s debt and has secured a $1.5 billion fully committed incremental term loan facility led by Citi and Bank of America. Clarivate expects to obtain long-term financing with a new debt issuance before the closing of the transaction.

Governance
CPA Global’s majority owner, Leonard Green & Partners (“LGP”), will have the right to appoint two directors to the Clarivate board, which is expected to increase the Clarivate board from 11 to 13 members. Certain CPA Global shareholders, including funds advised by majority owner LGP along with funds advised by Castik Capital and Partners Group, will be locked-up from selling their Clarivate shares until October 1, 2021.
Clarivate reaffirming standalone 2020 outlook
For the year ending December 31, 2020, excluding the combination with CPA Global, Clarivate continues to expect:
•Adjusted Revenues in a range of $1.13 billion to $1.16 billion1
•Adjusted EBITDA in a range of $395 million to $420 million1
•Adjusted EBITDA margins in a range of 35% to 36%1
•Adjusted Free Cash Flow in a range of $220 million to $240 million1
1 Non-GAAP measure. Please see “Reconciliation to Certain Non-GAAP measures” in this press release for important disclosures and reconciliations of these financial measures to the most directly comparable GAAP measure. These terms are defined elsewhere in this release.
2 Free cash flow is calculated using Adjusted EBITDA less capex; Conversion defined as Adjusted EBITDA less capex as a percentage of Adjusted EBITDA.

Clarivate will issue its second quarter 2020 financial results on July 30, 2020.
Advisors
Evercore is serving as lead financial advisor and Davis Polk & Wardwell LLP is serving as legal advisor to Clarivate. Goldman Sachs is serving as lead financial advisor and Latham & Watkins LLP is serving as legal advisor to CPA Global.
Conference call and webcast
Clarivate will host a conference call and webcast to discuss the strategic and operating aspects of the CPA Global combination on Wednesday, July 29th at 8:00 a.m. Eastern Time. The conference call will be simultaneously webcast on the Investor Relations section of the company’s website.
Interested parties may access the live audio broadcast by dialing 1-888-317-6003 in the United States, 1-412-317-6061 for international, and 1-866-284-3684 in Canada. The conference ID number is 8098149. An audio replay will be available approximately two hours after the completion of the call at 1-877-344-7529 in the United States, 1-412-317-0088 for international, and 1-855-669-9658 in Canada. The Replay Conference ID number is 10146921. The recording will be available for replay through August 12, 2020.
The webcast can be accessed at https://services.choruscall.com/links/ccc200729.html and will be available for replay.
About Clarivate Plc
Clarivate™ is a global leader in providing trusted information and insights to accelerate the pace of innovation. We offer subscription and technology-based solutions coupled with deep domain expertise that cover the entire lifecycle of innovation – from foundational research and ideas to protection and commercialization. Today, we’re setting a trail-blazing course to help customers turn bold ideas into life-changing inventions. Our portfolio consists of some of the world’s most trusted information brands, including the Web of Science™, Cortellis™, Derwent™, CompuMark™, MarkMonitor™ and Techstreet™.

About CPA Global
CPA Global makes it possible for IP to move at the speed of ideas. We’re the global leader in Intellectual Property software and tech-enabled services, serving over 12,000 law firm and corporate customers every day. Our commitment is to give IP professionals the information, expertise and technology they need to manage the world’s ideas.

Non-GAAP Financial Measures Related to Clarivate Plc Results
The non-GAAP financial measures discussed herein are not recognized terms under, and should not be considered as a substitute for, financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Our definitions of and method of calculating non-GAAP financial measures may vary from the definitions and methods used by other companies, which may limit their usefulness as a comparative measure. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by any of the adjusted items, or that our projections and estimates will be realized in their entirety or at all. In addition, because of these limitations, non-GAAP financial measures should not be considered as measures of liquidity or discretionary cash available to us to fund our cash needs, including investing in the growth of our business and meeting our obligations. See the Appendix to this press release for definitions of the non-GAAP measures used herein and a reconciliation to the most directly comparable GAAP measures.

Basis of Presentation
Certain financial measures of CPA presented herein have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board. If and to the extent we are required to reconcile such financial measures from IFRS to GAAP in the future, there could be changes to such measures of CPA's financial performance as presented herein, and such changes could be material.

The non-IFRS financial measures discussed herein are not recognized terms under, and should not be considered as a substitute for, financial measures calculated in accordance with IFRS. Our definitions of and method of calculating non-IFRS financial measures may vary from the definitions and methods used by other companies, which may limit their usefulness as a comparative measure. Our presentation of non-IFRS financial measures should not be construed as an inference that our future results will be unaffected by any of the adjusted items, or that our projections and estimates will be realized in their entirety or at all. In addition, because of these limitations, non-IFRS financial measures should not be considered as measures of liquidity or discretionary cash available to us to fund our cash needs, including investing in the growth of our business and meeting our obligations. See the Appendix to this press release for definitions of the non-IFRS measures used herein and a reconciliation to the most directly comparable IFRS measures.

Forward-Looking Statements
This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations, and assumptions regarding our ability to close the CPA Global combination transaction and to obtain permanent debt financing in connection therewith, and to realize the expected synergies of the combination transaction, as well as the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are difficult to predict and many are outside of our control. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements are discussed under the caption “Risk Factors” in our 2019 Annual Report on Form 10-K and in the Current Report on Form 8-K we filed on June 19, 2020, along with our other filings with the U.S. Securities and Exchange Commission (“SEC”). However, those factors should not be considered to be a complete statement of all potential risks and uncertainties. Additional risks and uncertainties not known to us or that we currently deem immaterial may also impair our business operations. Forward-looking statements are based only on information currently available to our management and speak only as of the date of this release. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Please consult our public filings with the SEC or our website at www.clarivate.com.

Trademarks
Clarivate and its logo, as well as all other trademarks used herein are trademarks of their respective owners and used under license.

Clarivate Contacts:
Media
Tabita Seagrave, Head of Global Corporate Communications
tabita.seagrave@clarivate.com

Investor Relations
Mark Donohue, Head of Global Investor Relations
mark.donohue@clarivate.com
(215) 243-2202

CPA Global Contact:
Michael Golding
VP, Global Industry & Corporate Affairs
+44 (0)7949 293 492

Reconciliation to Certain Non-GAAP Measures
The following table presents Clarivate standalone calculation of Adjusted Revenues for the Outlook for 2020 and a reconciliation of this measure to our Revenues, net for the same period:

	Year Ending December 31, 2020
	(Forecasted)
(in millions)	Low	High
Revenues, net	$1,130.00	$1,160.0
Adjusted revenues, net(1)	$1,130.00	$1,160.0
(1)The Company is evaluating the purchase accounting impact, including the deferred revenue adjustment, related to the DRG acquisition.
The following table presents Clarivate standalone calculation of Adjusted EBITDA for the Outlook for 2020 and reconciles this measure to our Net loss for the same period:

	Year Ending December 31, 2020
	(Forecasted)
(in millions, except percentages)	Low	High
Net loss	$(70.60)	$(45.6)
Provision for income taxes	7.8	7.8
Depreciation and amortization	236.9	236.9
Interest, net	93.0	93.0
Transition, transition services agreement, and integration expense(1)	46.4	46.4
Transaction related costs(2)	50.0	50.0
Share-based compensation expense	30.6	30.6
Other	0.9	0.9
Adjusted EBITDA	$395.0	$420.0
Adjusted EBITDA margin	35%	36%
(1)Includes restructuring costs, other cost optimization activities, and payments and receipts under transition service agreements.
(2)Includes cost associated with merger and acquisition related activities.
The following table presents Clarivate standalone calculation of Adjusted Diluted EPS for the Outlook for 2020 and reconciles these measures to our Net loss for the same period:

	Year Ending December 31, 2020
	Low	High
	Per Share	Per Share
Net loss	$(0.18))	$(0.12)
Transition, transition services agreement, and integration expense(1)	0.12	0.12
Transaction related costs(2)	0.13	0.13
Share-based compensation expense	0.08	0.08
Amortization related to acquired intangible assets	0.41	0.41
Income tax impact of related adjustments	(0.03)	(0.03
Adjusted Diluted EPS	$0.53	$0.59
Weighted average ordinary shares (Diluted)	381,921,495
(1)Includes restructuring costs, other cost optimization activities, and payments and receipts under transition service agreements.
(2)Includes cost associated with merger and acquisition related activities.

The following table presents Clarivate standalone calculation of Free Cash Flow and Adjusted Free Cash Flow for the Outlook for 2020 and reconciles this measure to our Net cash provided by operating activities for the same period:

	Year Ending December 31, 2020
(in millions)	Low	High
Net cash provided by operating activities	$201.80	$217.40
Capital expenditures	(87.8)	(91.4)
Free Cash Flow	133.0	145.0
Transition, transition services agreement, and integration expense(1)	38.0	45.0
Transaction related costs(2)	49.0	50.0
Adjusted Free Cash Flow	$220.0	$240.0
(1)Includes cash payments related to restructuring and other cost optimization activities.
(2)Includes cash payments related to merger and acquisition related activities.

CPA Global Reconciliation to Certain Non-IFRS Measures

The following table presents CPA Global’s calculation of Adjusted EBITDA as of December 31, 2019 and reconciles this measure to CPA Global's Net loss for the same period:

Year Ending
December 31, 2019
Net loss	$(4.8)
Provision for income taxes	4.0
Depreciation and amortization	130.7
Interest, net	110.2
Transaction related costs(1)	24.3
Share-based compensation expense	3.0
Revaluation of foreign currency borrowings	(77.3)
Mark to Market valuation of interest rate swaps	14.9
Foreign exchange gains and losses	12.4
Fair value loss on financial assets	4.0
Sponsor/management fees	3.6
Non recurring litigation	3.4
Restructuring	1.1
Other non recurring costs	2.4
Pro Forma adjustments(3)	30.0
Adjusted EBITDA	$261.9
CapEx	(54.1)
Pro Forma Free Cash Flow(2)	$207.8
Pro Forma Free Cash Flow conversion(2)	79.3%
(1)Includes cost associated with merger and acquisition related activities.
(2) Free cash flow is calculated using Adjusted EBITDA less capex; Conversion defined as Adjusted EBITDA less capex as a percentage of Adjusted EBITDA.
(3) Includes pro forma adjustments for 2019 acquisitions and synergies